Exhibit 10.2

555 17th Street, Suite 3700 Denver, CO 80202 (303) 293-9100 phone

November 2, 2025

PRIVATE & CONFIDENTIAL

Mr. Wouter van Kempen

via email

Re:	Amended Employment Terms and Conditions – Interim Chief Executive Officer

Dear Wouter:

This letter (this “Amendment”) amends your employment letter (the “Employment Letter”), dated as of August 6, 2025, by and between you and Civitas Resources, Inc. (the “Company”), as set forth below. Capitalized terms used but not defined herein have the meanings set forth in the Employment Letter.

1.	Interim CEO Term. The Interim CEO Term will continue through the consummation of a “Change in Control” (as defined in the Company’s 2024 Long Term Incentive Plan).

2.	Base Salary. Your annualized base salary during the Interim CEO Term will remain $1,500,000 and will be paid in accordance with the Company’s payroll practices in effect from time to time, subject to all applicable withholdings and deductions.

3.	Severance. You will participate in the Company’s Executive Change in Control and Severance Plan (as amended from time to time, the “Severance Plan”) as a Tier 1 Executive. The termination of your employment at the end of the Interim CEO Term will be treated as a termination without Cause that occurs within the 12-month period following the CIC Effective Date, and you will be eligible to receive the Severance Obligations for a Tier 1 Executive set forth in Section 5(d)(i) of the Severance Plan.

This Amendment is to be read and construed with the Employment Letter as constituting one and the same agreement and the Employment Letter shall be deemed modified by this Amendment. Except as expressly modified by this Amendment, the terms of the Employment Letter shall remain in full force and effect.

[Remainder of Page Intentionally Blank;

Signature Page Follows]

CORPORATE OFFICE
555 17th Street, Suite 3700

Denver, CO 80202

Office: 303.293.9100

If you have any questions or need additional information, please feel free to contact me.

Sincerely,

/s/ Travis L. Counts
Name: Travis L. Counts
Title: Chief Administrative Officer and Corporate Secretary

Accepted and agreed:

/s/ Wouter van Kempen
Wouter van Kempen

Date: November 2, 2025